PROSPECTUS

El Palenque Vivero, Inc.

2,750,000 shares at $0.04 per share

This is our initial public offering. We are registering a total of 2,750,000 shares of our common stock. Of the shares being registered, 925,000 are being registered for sale by the selling shareholders, and 1,825,000 are being registered for sale by the Company. Of the shares offered by the Company, there is no minimum number of shares required to be purchased by each investor. The offering is being made on a self-underwritten, "best efforts" basis. The shares will be sold on our behalf by our directors, Francisco and Yosbani Mendez. They will not receive any commissions or proceeds from the offering for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a price per share of $0.04 for the duration of the offering. See section entitled "Plan of Distribution" for a detailed discussion of the exemptions and registrations we will be relying on for this offering.

The selling shareholders will sell their shares at a price per share of $0.04 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. While we plan to have our shares listed on the OTC Bulletin Board there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange.

We will not receive any proceeds from the sale of any of the 925,000 shares sold by the selling shareholders. There is no minimum amount we are required to raise from the shares being offering by the Company and any funds received will be immediately available to us. The shares being offered by the Company will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our director for an additional 90 days. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment).

El Palenque Vivero is a development stage company and currently has no operations. Any investment in the shares of common stock offered herein involves a high degree of risk. You should only make a purchase if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for El Palenque Vivero which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved of these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

			Per Share	Per Share	Number
	Per Share	Underwriting discounts	Proceeds	Proceeds	of Shares
	Price to public	and commissions	to Company	to Shareholders	Available for Sale

	$0.04	$0.00	$0.00	$0.04	925,000
	$0.04	$0.00	$0.04	$0.00	1,825,000
Total	$110,000	$0.00	$73,000	$37,000	2,750,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission for review has been cleared of comment and is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

Subject to Completion, Dated __________, 200__

TABLE OF CONTENTS

                                                                                                                                                                        Page No.

SUMMARY OF PROSPECTUS                                                                                                                     3

            General Information                                                                                                                               3

            Offering                                                                                                                                                 3

RISK FACTORS                                                                                                                                             4

            Risks Associated with our Company                                                                                                      4

            Risks Associated with this Offering                                                                                                        7

FORWARD LOOKING STATEMENTS                                                                                                        8

USE OF PROCEEDS                                                                                                                                      9

DETERMINATION OF OFFERING PRICE                                                                                                  9

DILUTION                                                                                                                                                      9

SELLING SECURITY HOLDERS                                                                                                                  10

PLAN OF DISTRIBUTION                                                                                                                            11

            Shares offered by the Company                                                                                                            11

     Shares offered by the Selling Shareholders                                                                                            12

            Terms of the Offering                                                                                                                            13

            Deposit of Offering Proceeds                                                                                                                13

            Procedures and Requirements for Subscribing                                                                                       14

LEGAL PROCEEDINGS                                                                                                                                14

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS                                                                                                                         14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT                                                                                                                15

DESCRIPTION OF SECURITIES                                                                                                                 16

INTEREST OF NAMED EXPERTS AND COUNSEL                                                                                  16

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES                                                                     17

ORGANIZATION WITHIN LAST FIVE YEARS                                                                                         17

DESCRIPTION OF OUR BUSINESS                                                                                                           17

            Business Overview                                                                                                           17

            Competition                                                                                                                         20

            Patents and Trademarks                                                                                                        21

            Need for Any Government Approval of Principal Products                                                                21

            Research and Development                                                                                                                21

            Employees                                                                                                                                         21

            Reports to Security Holders                                                                                                               21

PLAN OF OPERATION                                                                                                          22

DESCRIPTION OF PROPERTY                                                                                                            27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                           27

MARKET FOR COMMON EQUITY AND RELATED

STOCKHOLDER MATTERS                                                                                      28

EXECUTIVE COMPENSATION                                                                                    29

FINANCIAL STATEMENTS                                                                                              30

CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                                                               30

DEALER PROSPECTUS DELIVERY OBLIGATION                                                                                42

Summary

General Information

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "El Palenque" and "El Palenque Vivero" are to El Palenque Vivero, Inc.

El Palenque Vivero, Inc. was incorporated in the State of Nevada on June 21, 2006, as El Palenque Nercery, Inc. On June 30, 2006, the Company changed the name to El Palenque Vivero, Inc. We were incorporated to open and operate a plant nursery in the city of Cuernava, in the state of Morelos, Mexico. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are a development stage company with no revenues and have only recently begun taking steps in furtherance of our plan of operation. The principal executive offices are located at Tabasco #10, Colonia Maravillas, Cuernavaca, Morelos, Mexico 62320. Our mailing address is 8567 Coral Way, Suite 198, Miami, FL 33155. The telephone number is (305)394-9730.

We received our initial funding of $20,000 through the sale of common stock to our officers and directors. Francisco Mendez purchased 1,000,000 shares of our common stock at $0.005 per share on June 30, 2006 for $5,000 and 500,000 shares at $0.01 on August 1, 2006. Yosbani Mendez purchased 1,000,000 shared of our common stock at $0.01 on August 1, 2006. From October 1, 2006, to October 31, 2006, we sold 925,000 common shares at a per share price of $0.04 to 18 non-affiliated private investors. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (June 21, 2006) through the year ended September 30, 2006 report no revenues and a net loss of $2,631. Our independent auditors have issued an audit opinion for El Palenque Vivero which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This is our initial public offering. We are registering a total of 2,750,000 shares of our common stock. Of the shares being registered, 925,000 are being registered for sale by the selling shareholders, and 1,825,000 are being registered for sale by the Company. All of the shares being registered for sale by the Company will be sold at a price per share of $0.04 for the duration of the offering. The selling shareholders will sell their shares at a price per share of $0.04 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.

We will not receive any proceeds from the sale of any of the 925,000 shares by the selling shareholders. We will be selling all of the 1,825,000 shares of common stock we are offering as a self underwritten offering. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us. This offering will terminate on the earlier of the sale of all of the shares offered or 180 days after the date of the prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Offering

Securities being Offered

2,750,000 shares of common stock, 1,825,000 which we are offering, and 925,000 which are being offered by the selling shareholders. This offering will terminate on the earlier of the sale of all of the shares offered by the Company or 180 days after the date of the prospectus.

Price per share

The selling shareholders will sell their shares at a fixed price per share of $0.04 until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.04 for the duration of the offering.

Securities Issued And Outstanding	3,425,000 shares of common stock are issued and outstanding before the offering and 5,250,000 will be outstanding after the offering.
3

Registration costs

We estimate our total offering registration costs to be $12,012. If we experience a shortage of funds prior to funding, our directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders, however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Risk Factors

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase shares in this offering.

Risks Associated With Our Company:

Our Officers and Directors currently devote only part time services to the company and are also involved in other business activities. The company's needs could exceed the amount of time or level of experience they may have. This could result in their inability to properly manage company affairs, resulting in our remaining a start-up company with no revenues or profits.

Francisco Mendez, the President and Director of the Company, currently devotes approximately 6-12 hours per week to company matters. Yosbani Mendez, our Secretary and Director, currently devotes approximately 4-8 hours per week to company matters. The responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Francisco Mendez and Mr. Yosbani Mendez. Neither has had experience serving as a principal accounting officer or principal financial officer in a public company. We have not formulated a plan to resolve any possible conflict of interest with their other business activities. Mr. Francisco Mendez intends to devote 30% of this time to the Company after we raise funding and Mr. Yosbani Mendez intend to devote 20% of his time to the Company after funding. In the event they are unable to fulfill any aspect of their duties to the Company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

Since we are a development stage company, have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

Our Company was incorporated in June 2006; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

We do not yet have any substantial assets and are totally dependent upon the proceeds of this offering to fully fund our business. If we do not receive funding, our business will fail.

The only cash currently available is the cash paid by our founders for the acquisition of their shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to fully implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options:

1. abandon our business plans, cease operations and go out of business;

2. continue to seek alternative and acceptable sources of capital; or

3. bring in additional capital that may result in a change of control.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. In addition, there can no be guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

We cannot predict when or if we will produce revenues, which could result in a total loss of your investment if we are unsuccessful in our business plans.

We have not yet leased our nursery property, produced any plants and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

Our production of plants may be adversely affected by a number of agricultural factors beyond our control.

Our production of plants may be adversely affected by a number of agricultural risks, including disease, pests, freezing conditions, snow, drought or other inclement weather, and improper use of pesticides or herbicides. These factors could cause production difficulties which could damage or reduce our inventory, resulting in sales, profit and operating cash flow declines, which could be material.

Increases in water prices or insufficient availability of water could adversely affect our plant production, resulting in reduced sales and profitability.

Plant production depends upon the availability of water. Our nurseries receive their water from a variety of sources, including on-site wells, creeks, reservoirs and holding ponds, municipal water districts and irrigation water supplied to local districts. The loss or reduction of access to water at our nursery could have a material adverse effect on our business, results from operations and operating cash flows. In addition, increases in our costs for water could adversely impact our profitability and operating cash flows. We may experience fluctuations in available water supplies and serious reductions in our supplies of surface water in the event of prolonged droughts. If such reductions occur, those nurseries would have to rely on backup water supplies which are more costly than surface water supplies.

We face risks associated with fungus or disease. Quarantines of our products or other actions by regulatory authorities could have a material adverse effect on our business and results of operations.

Fungus-like pathogens, recently identified by scientists, such as Sudden Oak Death (SOD) also known as Phytophthora ramorum ("P. ramorum") have in recent years caused quarantines on certain plant species. P. ramorum can also infect the leaves and branches of other plants referred to as SOD host plants. Currently, approximately 90 plant species grown by commercial nurseries have been identified as SOD hosts. If in the future we test positive for SOD or other fungi or disease, our products could be subject to quarantine by regulatory authorities. If this were to occur, we could experience a significant loss of sales and may be required to destroy inventory, which could have a material adverse effect on our business, results from operations, and operating cash flows.

Because our business is highly seasonal, our revenues, cash flows from operations and operating results may fluctuate on a seasonal and quarterly basis.

The nursery business is highly seasonal. The seasonal nature of our operations may result in a significant increase in our working capital during the growing and selling cycles. As a result, operating activities during the first and fourth quarters will use significant amounts of cash, and in contrast, operating activities for the second and third quarters will generate substantial cash as we ship inventory and collect accounts receivable. We expect to experience significant variability in net sales, operating cash flows and net income on a quarterly basis. One significant factor contributing to this variability is weather, particularly on weekends during the peak gardening season in the second quarter. Unfavorable weather conditions during the peak gardening season could have a material adverse effect on our net sales, cash flows from operations and operating income.

Other factors that may contribute to this variability include:

1. shifts in demand for live plant products;

2. changes in product mix, service levels and pricing by us and our competitors;

3. period-to-period changes in holidays;

4. the economic stability of our customers.

We will face intense competition, and our inability to compete effectively for any reason could adversely affect our business.

We will compete primarily on the basis of product mix, consistency of product quality, product availability, customer service and price. We will face competition from other local companies and from one or two national companies. Competition may also increase considerably in the future. Our competitors may have greater market share, less debt, greater pricing flexibility or superior marketing or financial resources. Increased competition could result in lower profit margins, substantial pricing pressure, reduced market share and lower operating cash flows. Price competition, together with other forms of competition, could have a material adverse effect on our business, financial position, results of operations and operating cash flows.

Our nursery facility will operate entirely on leased land.

Our nursery facility will operate entirely on leased land. If the lease is expiring and we are unable to negotiate an extension under favorable terms we would be required to relocate our nursery. We would incur substantial costs in connection with the establishment of these new production facilities. We may not be successful in establishing suitable replacement production facilities. If we are unsuccessful in these efforts, our net sales, cash flows and operating income could be materially adversely affected. In addition, when we vacate the property we may incur remediation costs. Interruptions or delays in the transitioning from the property could adversely impact our nursery operations and increase our costs. Our failure to effectively manage the relocation or the incurrence of relocation costs could result in a decrease in revenue or other adverse effects in our business and results of operations.

We will be subject to various environmental laws and regulations that govern, and impose liability, for our activities and operations. If we do not comply with these laws and regulations, our business will be adversely affected.

While we intend to grow all of our plants organically, we will still be subject to federal, state and local laws and regulations that govern, and impose liability for our activities and operations which may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous substances and other wastes. Some of our operations and activities, such as water runoff from our nursery and the use of certain fertilizers, may be subject to regulation. Regulatory agencies may regulate or prohibit the use of products, procedures or operations, thereby affecting our operations and profitability. In addition, we must comply with a broad range of environmental laws and regulations. Additional or more stringent environmental laws and regulations may be enacted in the future and such changes could have a material adverse effect on our business.

Price increases of certain raw materials could adversely affect our business.

We could be vulnerable to price increases for raw materials. We do not currently have any contracts with raw material suppliers. Increases in the cost of raw materials essential to our operations including, but not limited to, seed, plastic, and fertilizer, would increase our costs of production. Significant increases in the price or a scarcity of raw materials essential to plant propagation could have a material adverse effect on our business.

We may not be able to pass such price increases on to our customers in the form of higher prices for our products, which could materially adversely affect our results of operations and operating cash flows.

Our independent auditors have issued an audit opinion for El Palenque Vivero which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 4 of our accompanying financial statements, our limited development stage and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, revenues, or profits.

Risks Associated With This Offering:

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

The shares offered by the Company through this offering will be sold without an underwriter and we may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between El Palenque Vivero and anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or be able to liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing officers and directors acquired their shares for $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholders (3,425,000 shares) will be increased by $.008 per share without any additional investment on their part. The purchasers of shares by the Company under this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.04 per share) of $.016 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.024 per share, reflecting an immediate reduction in the price they paid for their shares.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the payment of the estimated $12,012 cost of this registration statement to be paid from cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

Our officers and directors own 73% of the outstanding shares of our common stock. After the completion of this offering they will beneficially own 48% of the outstanding shares. If they choose to sell their shares in the future, it might have an adverse effect on the price of our stock.

Due to the controlling amount of their share ownership in our Company, if our officers and directors decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock. Unless registered in the future, if our officers and directors decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of a director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

Our directors will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. Their interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Forward Looking Statements

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are the good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

Use of Proceeds

Assuming sale of all of the Shares offered herein by the Company, of which there is no assurance, the Company estimates that the proceeds from this Offering will be $73,000. The registration costs will be paid from cash on hand. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering as follows:

Total Proceeds to the Company	$ 73,000

Net Proceeds to the Company	$ 73,000

Land Lease	12,000
Employee Salaries	12,000
Permits	3,000
Land Improvements	15,000
Nursery Supplies	3,000
Truck	5,000
Office & Equipment	5,000
Utilities	2,800
Insurance	1,200
Professional Fees	14,000

Total Use of Net Proceeds	$ 73,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

The Company will receive no proceeds from the sale of shares being offered by Selling Shareholders.

Determination of Offering Price

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered by us we took into consideration our cash assets and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered by us. Dilution of the value of the shares you purchase from us is also a result of the lower book value of the shares held by our existing stockholders.

As of November 1, 2006, the net tangible book value of our shares was $55,500 or $.016 per share, based upon 3,425,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares offered by us and receipt of the total proceeds of $73,000, the net tangible book value of the 5,250,000 shares to be outstanding will be $128,500, or approximately $.024 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (3,425,000 shares) will be increased by $.008 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.04 per Share) of $.016 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.024 per share, reflecting an immediate reduction in the price they paid for their shares.

After completion of the offering by us, the existing shareholders will own 65% of the total number of shares then outstanding, for which they will have made an investment of $57,000, or an average of $.02 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 35% of the total number of shares then outstanding, for which they will have made a cash investment of $73,000, or $.04 per Share.

The following table illustrates the per share dilution to the new investors:

Public Offering Price per Share	$.04
Net Tangible Book Value Prior to this Offering	$.016
Net Tangible Book Value After Offering	$.024
Immediate Dilution per Share to New Investors	$.016

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid
	-----------	--------------	-------------	-----------
Existing
Stockholders	$ .005	1,000,000	19%	$ 5,000
	$ .01	1,500,000	28%	$ 15,000
	$ .04	925,000	18%	$ 37,000

Investors in
This Offering	$ .04	1,825,000	35%	$ 73,000

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Selling Security Holders

The selling shareholders named in this prospectus are offering 925,000 shares of the common stock offered through this prospectus. The shares were acquired from us in an offering that was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and Section 504 of Regulation D of the Act, as amended, and completed in October 2006.

The following table provides as of November 1, 2006, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  The number of shares owned by each prior to this offering;
  The total number of shares that are to be offered for each;
  The total number of shares that will be owned by each upon completion of the offering;
  The percentage owned by each; and
  The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 3,425,000 shares outstanding as of the date of this prospectus.

	Shares	Total of	Total	Percent
	Owned Prior	Shares	Shares	Owned
Name of	To This	Offered	After	After
Selling Shareholder	Offering	For Sale	Offering	Offering

Anzorandia, Alejandro	12,500	12,500	0	0
Ellis, Charles	25,000	25,000	0	0
Estevez, Onelis	150,000	150,000	0	0
Izquierdo, Maricela	125,000	125,000	0	0
Lissan, Mohamed	25,000	25,000	0	0
Matos, Galletano	75,000	75,000	0	0
Matos, Juan	75,000	75,000	0	0
Matos, Yudelvis	50,000	50,000	0	0
Mendez, Ailen	12,500	12,500	0	0
Mendez, Francisco	50,000	50,000	0	0
Mendez, Gladys	12,500	12,500	0	0
Mendez, Juan Carlos	25,000	25,000	0	0
Rodriguez, Merlyn	25,000	25,000	0	0
Rodriguez Lezcano, Rita	112,500	112,500	0	0
Simon, Gilberto	50,000	50,000	0	0
Vegas, Osmel	25,000	25,000	0	0
Vega, Sixto	25,000	25,000	0	0
Vivo, Rossanna	50,000	50,000	0	0

To our knowledge, none of the selling shareholders:

  Has had a material relationship with El Palenque Vivero or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
  Are broker-dealers or affiliates of broker dealers; or
  Has ever been an officer or director of El Palenque Vivero.

Plan of Distribution

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Francisco Mendez and Yosbani Mendez, our officers and directors, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions:

  on such public markets or exchanges as the common stock may from time to time be trading;
  in privately negotiated transactions; or
  in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.04. The price of $0.04 per share is a fixed price until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resale by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. El Palenque Vivero will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this prospectus. We anticipate once the shares are quoted on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $0.04 per share until the common stock is quoted on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by the shareholder. The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of un-legended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company's common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock". For the purposes relevant to El Palenque, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

The shares offered by the Company will be sold at the fixed price of $0.04 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Director for an additional 90 days.

Deposit of Offering Proceeds

We will not receive any proceeds from the sale of any of the 925,000 shares by the selling shareholders. We will be selling all of the 1,825,000 shares of common stock we are offering as a self underwritten offering. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable. All checks for subscriptions should be made payable to El Palenque Vivero, Inc.

Legal Proceedings

El Palenque Vivero is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Directors, Executive Officers, Promoters and Control Persons

The directors and officers of El Palenque Vivero, Inc., whose one year terms will expire 6/30/07, or at such a time as their successors shall be elected and qualified is as follows:
Name & Address	Age	Position	Date Elected	Term Expires

Francisco Mendez	50	President,	06/21/06	06/30/07
Tabasco #10		Treasurer,
Colonia Maravillas,		CFO, CEO &
Cuernavaca Morelos		Director
Mexico 62320

Yosbani Mendez	35	Secretary	06/21/06	06/30/07
8567 Coral Way, #198		& Director
Miami, FL 33155

The foregoing persons are promoters of El Palenque Vivero, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Francisco Mendez, the President and Director of the Company, currently devotes approximately 6 - 12 hours per week to Company matters. Yosbani Mendez, our Secretary and Director, currently devotes approximately 4 - 8 hours per week to Company matters. After receiving funding per our business plan Mr. Francisco Mendez intends to devote 30% of his time (12 hours per week) to manage the affairs of the Company. Mr. Yosbani Mendez intends to devote 20% (8 hours per week) of his time to manage the affairs of the Company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Resumes

Francisco J. Mendez has been our president, chief financial officer, principal accounting officer, treasurer and a member of the board of directors since inception.

Mr. Mendez has a Masters of Sports Training, which he obtained in 1986 from the Instituto Superior de Cultura Fisica Manuel Fajardo, in Havana, Cuba.

Mr. Mendez was a weight lifter in the heavy weight class, where he joined the Cuban national team in 1973 and competed until 1981. He had a distinguished amateur career representing Cuba in many competitions culminating in being the Junior World Champion in 1978, placing eighth in the heavy weight class in the 1976 Olympics in Montreal as a junior age competitor, and finishing fourth in the 1980 Moscow Olympics.

Since 2000, Mr. Mendez has been self-employed businessman, specializing in the residential housing construction market, where he undertakes construction, remodeling, design, and professional landscaping services. In 2005, he incorporated a Mexican company called Constructora Colibrica S.A. and is the President and sole owner of the company. This company has two main areas of business, the management and administration of estates and construction. Through this company, he manages 8 employees for the management and administration; these employees provide maintenance, landscaping and on going gardening services for the estates of wealthy individuals. Mr. Mendez, through this company, also does residential speculation construction and remodeling projects. He has been focused buying residential lots and constructing houses for resale to the middle to upper-middle class in Cuernavaca, Mexico.

After this offering is completed, Mr. Mendez will devote 30% of his time to us, or approximately 12 hours per week to our operations. Currently, the remaining 70% of Mr. Mendez's time is devoted to his running Constructora Colibrica S.A.

Yosbani Mendez has been our secretary and a member of the board of directors since inception. Mr. Mendez graduated with a Bachelor of Science Degree in Physical Education in 1995, from the Instituto Superior de Educacion Fisica Manuel Fajardo, in Pinar del Rio, Cuba. Mr. Mendez had his Bachelor of Science Degree validated from the University of Central Florida in 1998.

Since 2000 - present, Mr. Mendez has been working for the city of Miami Beach Fire Department, in their Ocean Rescue Division. His responsibility is as a Lifeguard on Miami Beach. Mr. Mendez is the President and sole owner of Hercules One Pool Service Inc., incorporated in Florida. This company provides pool services to clients in the Miami-Dade County.

After this offering is completed, Mr. Mendez will devote 20% of his time to us, or approximately 8 hours per week to our operation. Currently, the remaining 80% of Mr. Mendez's time is devoted to his work with the Miami Beach Fire Department and with running Hercules One Pool Services, Inc.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information on the ownership of El Palenque Vivero's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:
	No. of	No. of	Percentage
Name and	Shares	Shares	of Ownership:
Address	Before	After	Before	After
Beneficial Owner(1)	Offering	Offering	Offering	Offering

Francisco Mendez(2)	1,500,000	1,500,000	44%	28%
Tabasco #10
Colonia Maravillas
Cuernavaca, Morelos
Mexico 62320

Yosbani Mendez(2)	1,000,000	1,000,000	29%	19%
8567 Coral Way
Ste. 198
Miami, FL 33155

All Officers and
Directors as a Group	2,500,000	2,500,000	73%	47%
  The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.
  Francisco and Yosbani Mendez are cousins.

Description of Securities

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.001 and 100,000 shares of Preferred Stock, par value $.001.

Common Stock

The holders of Common Stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Reference is made to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

Preferred Stock

While our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of preferred stock, .001 par value per share, no preferred shares have been issued nor are contemplated to be issued in the near future.

Non-cumulative Voting

The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholders will own 65% of the outstanding shares.

Cash Dividends

The Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent conditions. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

Interest of Named Experts and Counsel

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended September 30, 2006 included in this prospectus have been audited by Moore & Associates, Chartered Accountants, 2675 South Jones Blvd. Suite 109, Las Vegas, NV 89146. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Parsons Law Firm, 2070 Skyline Tower, 10900 NE 4th St., Bellevue, WA 98004, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Organization within Last Five Years

El Palenque Vivero, Inc. was incorporated in the State of Nevada on June 21, 2006 as El Palenque Nercery, Inc. On June 30, 2006 the Company changed the name to El Palenque Vivero, Inc. We were incorporated to open and operate a plant nursery in the city of Cuernava, in the state of Morelos, Mexico. Francisco Mendez was named as President, Treasurer, CFO, CEO and Director of the Company. Yosbane Mendez was named Secretary and Director of the Company. At that time the board of directors voted to seek capital and begin development of our business plan. We received our initial funding of $20,000 through the sale of common stock to Francisco Mendez who purchased 1,000,000 shares of common stock at $0.005 on June 30, 2006, 500,000 shares of common stock at $0.01 on August 1, 2006, and Yosbani Mendez who purchase 1,000,000 shares of common stock at $0.01 on August 1, 2006. In October 2006 we received $37,000 from 18 unrelated shareholders who purchased 925,000 shares of our common stock at $0.04 per share.

Description of Business

Business Overview

It is our intention to incorporate a Mexican company in which we will own 100% of the shares, to be used for the purpose of leasing land and purchasing the equipment and supplies required for the nursery. The Mexican company will be incorporated after the offering has been completed.

El Palenque Vivero, Inc. intends to open and operate a plant nursery in the city of Cuernavaca, in the state of Morelos, Mexico. We intend to accomplish this goal by leasing land for our nursery in Cuernavaca which we will then do leasehold improvements upon and cultivate plants to offer to businesses and the public.

We have concluded that a capital investment of $73,000 is required in order to lease land, purchase the necessary equipment, and produce our products.

We anticipate that it will take the first six months of the first year in order to complete this offering, find suitable land to lease, and incorporate the Mexican company, at which time we will obtain our agricultural business permits, do leasehold improvements, purchase equipment and supplies, and produce our products. We anticipate that the time it takes to obtain the necessary agricultural business permits will take approximately 2 months, at which time we will commence with the land improvements and buying of the equipment and supplies, which will take approximately 2 additional months. We do not expect to start cultivating our products until the last 2 months of the first year, thus, we do expect to be generating significant revenues from our nursery in the first year of operations.

Our primary focus is to lease a suitable piece of land for our nursery, construct a green house, construct irrigation and prepare the land that will enable us to make our products available to the public, with a goal of generating a plant base for supermarkets, contractors, hotels and the public to generate revenues.

Principal Products

El Palenque's nursery will produce popular herbs, ornamental and garden plants, and will work to produce flowers and plants that are seasonal, like poinsettias for the Christmas season. We will concentrate on certain product categories that are conducive to the growing climate in south-central Mexico. The temperatures in Cuernavaca average 20*C (68*F) from September to February and 22*C - 24*C (71*F to 75*F) from March to August with the rainy season being from May to October and the dry season from November to April.

Our primary marketing approach is to provide products to established stores in the surrounding area, such as Cuernavaca, Acapulco, Taxco, Pueblo, and Mexico City, hotels, landscapers, construction companies, and individuals. The development of large vacation centers and tourist spots has required the production of a wide variety of plants and flowers, as well as plants for the art of landscape gardening.

We will be able to offer personalized services, quality plants and fast service. We will be able to guarantee a large portion of plants and herbs as organic. Additionally, with the climate of Cuernavaca we will be able to offer most of our products year round. Cuernavaca is known as "la ciudad de la eterna primavera" (the city of eternal spring).

The types of plants we plan to grow include:

Short-term Plants

  These are plants that will grow in a period of 1-4 months.
  These consist of the edible organic herbs, plants such as roses, orchids, passion flowers, gardenia, tulips etc.
  Seasonal plants such as poinsettias.

Mid-term Plants

  These are plants that are grown in a period of 5-12 months.
  Types of plants are decorative malanga (a tuber similar to a sweet potato), decorative yucca, iris, and bougainvillea.

Long-term Plants

  These are plants that are grown in a period of one year or more.
  Ficus, palms and oleanders.
  Fruit trees including orange, mandarin, avocado, grapefruit, guava, cacao and lime.

We plan to establish water and fertilizer recycling systems to minimize the costs of these elements and maximize water conservation.

Selecting the Nursery Site

Site selection and layout are very important to the success of a nursery. Our choice will directly affect our success in growing and selling plants as a poor choice could lead to greater cost, reduced plant quality, increased product losses and reduced profit.

There are at least six factors that we will consider when evaluating our potential nursery site:

    Quantity and quality of irrigation water
    Access to transportation and markets
    Topography and soil type
    Access to, and type of, utilities
    Favorable climactic conditions
    Access to steady labor supply

The history of the site is extremely important and specific questions we will address are:

    If crop land, what crop was grown?

    If non-crop land, what was the land used for previously?
    Has the land been contaminated by pesticide or other toxins?
    If so, what reclamation efforts were made?
    Are there underground structures on the property (utility lines, storage tanks, irrigation lines or drainage tile)?
    If so, where are they located and what are their sizes?
    Does the land drain poorly or flood?

Another very important consideration is the soil type and characteristics. General characteristics for a good nursery soil include a tillable, well-drained soil with high water-holding capacity. The land should have less than 5% slope to insure good air flow and surface drainage. While a majority of our production will be container based, the type of soil is still important for our limited field production.

Of all the needs of plant production, the availability of ample, high-quality water is most important. Potential water sources include lakes and ponds, streams, wells, and municipal water supplies. Each must be tested and it is very important for us to determine the water source and limitations prior to leasing the property.

We will also give thought to long-term development of the property. In general this would include issues that provide the least movement of plants and people and basic issues like location for loading trucks, turning radius of equipment, width of equipment and weight restrictions on access roads.

Production Systems

The three main types of nursery production systems are field, container and pot-in-pot. Selection of a production system is not exclusive, and at this time we estimate our production will consist of 85% container and 15% field production.

Field production has three major advantages. First, it is often less demanding that container production in terms of water and fertilizer requirements. In addition, the labor required is less intensive during production than container production. There are several disadvantages associated with field production which include, but are not limited to the "harvesting" or digging of the field-grown products is limited to specific windows during the year, typically fall and spring and is very labor intensive. Field production also offers a challenge in space allocation due to random harvesting or random plant death. In contrast, as plants are "harvested" for shipment in container production, the container block can be re-sorted, moved or tightened-up.

A recent innovation in field nursery production is the use of in-ground fabric containers, sometimes called root control bags or field grow bags. In theory, they combine the best qualities of container and field production. The advantages of field grow bags are numerous: they enhance rooting; fewer roots are lost at transplanting (80% of the roots are left intact); harvesting is easier; they save labor and time; and no special machinery is needed at harvest.

Container production makes possible almost year-around "harvesting" and availability of plants. Containers are usually watered with drip or trickle irrigation systems which use 60% to 70% less water than overhead systems which are typically used in field production. There are high-density capabilities and the ability to use land unsuited to field production. Containers provide handling convenience and increased flexibility for plant spacing not offered by field production. Handling advantages also translate into handling efficiencies when stacking or loading trucks. The use of container production also means we could customize the growing media. The potential to modify chemical and physical properties in a container is much greater than for field soil. Container production also allows for growing "transplant sensitive" plants. While container production has many advantages, the system is not without challenges. The disadvantages include: small containers need frequent water, nutrients are rapidly depleted, plants may require winter protection, plants become easily root-bound, trees are knocked over by wind and containers can be costly. Container grown plants cannot be held as long as field plants. Unsold field plants can simply stay in the soil; however container plants will likely require moving up to a larger container which adds to the cost of the final product.

To produce annual bedding plants, we will either buy or germinate seeds to produce small plants, called "plugs," or purchase plugs from specialized plug producers. The plugs will then be transplanted to bedding packs, gallon hanging baskets and containers of various sizes. The growth cycle of color plants is typically less than one year, with many color plants having a growing season as short as eight to 16 weeks, allowing approximately three to four inventory turns per year. As with ornamental plants, we will apply controlled watering and fertilizing in order to ensure high quality.

Distribution Methods

Our services will be offered to the public via word of mouth, newspaper advertising, and direct sales to supermarkets, stores, landscapers, construction companies, and individuals.

Status of Publicly Announced New Products or Services

We currently have no new publicly announced products or services.

Competitive Business Conditions and Strategy; El Palenque Vivero's Position in the Industry

We intend to establish El Palenque Vivero as a competitive company in an already existing market. There is currently a need for our services, as there is a high demand for quality organic edible herbs, ornamental plants and outdoor plants and trees. Having our nursery in this location provides us with ideal year-round climate for growing our products as well as the area having good access to a steady water supply. Additionally, Cuernavaca is situated in the middle of Mexico, being close to the heart of the country, Mexico City. Cuernavaca is a small city with wealth and is a preferred location for people to live away from the city, plus it is close to the highest consumption areas of the country, being 72 km from Mexico City, 260 km from Acapulco and 110 km from Pueblo.

The Company believes that because we will be able to provide quality organic products, have modern amenities, and be located in a highly populated part of Mexico with excellent year-round climate, that we will have a distinct advantage over other nurseries located in other parts of the country.

To date, we have not entered into any negotiations with any supermarkets, stores, landscapers, or construction companies to sell our products. Additionally, we have not started to look for a suitable piece of land.

Sources and Availability of Raw Materials and Names of Principal Suppliers

The land that the Company will lease for the nursery will be sourced from listings in newspapers, via word of mouth, from canvassing the neighborhood looking for a suitable location or from a real estate agent. Because of the recent (and current) construction boom in Cuernavaca for both residential and commercial properties, we will be looking for our land in agricultural zones that surround the city.

Also, there are many sources of soil, seedlings, seeds, fertilizers, and other planting supplies in Mexico and the market place for these products are highly competitive. The success of our business plan relies heavily on acquiring the land and making the necessary improvements for irrigation, and having quality organic supplies of soil. This will be achieved by taking time to find the right piece of land with access to all available amenities, such as electricity, water and telephone and signing a long-term lease. We will be able to have access to good quality organic soils at very reasonable prices, as there are many suppliers surrounding Cuernavaca. At the close of this offering, our president, Francisco Mendez, will determine where he will lease the land, purchase the necessary equipment, soil and supplies by comparing prices between the different suppliers.

We will also need to hire two (2) day-time employees, one (1) office manager, and one (1) night time security guard at the time the Company leases its land and has secured the necessary business permits. The day-time employees will be responsible for the land renovations as well as the day to day operations of the business, the office manager will be responsible for sourcing materials, keeping track of inventory levels and maintaining detailed accounting reports.

To date, we have not entered into any formal or preliminary negotiations with any nursery suppliers or equipment vendors, realtor, property leasing agent, or potential employees. We will begin to source land, purchase the necessary equipment and supplies, and find employees to carry out the implementation phase of our business plan at the time we have sufficient funding to proceed.

Dependence on one or a few major customers

Our business plan is dependent upon finding a suitable piece of land to lease, so as to produce the best possible products. We intend to market our services to both local residents and businesses. Since landscaping, herbs for cooking and ornamental plants are in high demand by many individuals and businesses in our area we do not anticipate having difficulties finding clients. We also, do not anticipate being dependent on a few major customers for our products.

Patents, Trademarks, Licenses, Agreements or Contracts

There is no aspect of our business plan that requires a patent, trademark, or product license, and we have not entered into any vendor agreements or contracts that give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

Before El Palenque is able to lease land to start the nursery business, we will incorporate a wholly owned Mexican corporation. This corporation will be required to obtain a "Licencia de Formento Hortila y Ornamental". This permit is issued by the Ministry of Agriculture provided that, upon inspection, the land has met a certain set of standards in relation to its ability to be used as a plant nursery. These standards are to determine that the land is zoned for agriculture and is able to sustain the requirements of a nursery.

We will also be required to have our Mexican corporation enroll all their employees in the Mexican Social Security system. We will be responsible for submitting these payments to the government on behalf of the employees.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

Compliance with Environmental Laws

There are no special environmental laws for owning and operating a nursery in Mexico. However, certain procedures mandated by the Ministry of the Environment in relation to the disposal and use of fertilizers and/or chemicals must be adhered to or you may lose your business licenses for failure to comply.

Number of Employees

At this time we have no employees. The officers and directors are donating their time to the development of the Company and intend to do whatever work is necessary in order to bring us to the point of being able to implement our business plan.

During the implementation phase of our business plan, El Palenque will hire two (2) day-time employees, one (1) day-time office manager, and one (1) night-time security guard. At this time the officers and directors of the Company will continue to donate their time to the development of the Company in order to bring it to the point of generating revenues.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Reorganizations, Purchases or Sales of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Reports to Securities Holders

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of El Palenque Vivero, Inc.

El Palenque is a development stage company that has no operations, no revenue, no financial backing and limited assets. Our plan is to open a nursery in Cuernavaca, Mexico and market our products to local residents and businesses via advertising and word of mouth.

We will start operations by leasing two (2) hectares (approx. 5 acres) of land for our nursery in the city of Cuernavaca in the state of Morelos, Mexico, provided we have raised the required amount of $73,000 or the sale of 100% of this offering before we will consider the financing sufficient to lease land for our nursery and commence with operations.

If we raise $73,000, we estimate that this would provide enough capital to open a nursery in Mexico.

Here's how we intend to allocate the capital raised from this offering if we raise 100% of the funds we seek from this offering:

Expenditure Item	Amount
Land Lease	12,000
Employee Salaries	12,000
Permits	3,000
Land Improvements	15,000
Nursery Supplies	3,000
Truck	5,000
Office & Equipment	5,000
Utilities	2,800
Insurance	1,200
Professional Fees	14,000
Total	$73,000

The expenditures listed above are defined as follows and pertain to the 12-month period for the Plan of Operations:

Land Lease: This item refers to the amount of money that we will spend leasing two (2) hectares (approx. 5 acres) of land at $2,000 per month for six months (months 7-12).

Employee Salaries: This item refers to the costs of staff for the business. It is based on 2 day-time employees to work on the nursery at $600 per month each, 1 night-time security guard at $600 per month, and 1 administrator to oversee and maintain the accounting for the Company at $1,000 per month. The $12,000 is the amount on having these 4 employees for 4 months (months 9-12) and includes their salaries and required social security payments to the government.

Permits: This item refers to the amount required to get the required permits for doing the land improvements and for required business licenses.

Land Improvements: This item refers to the amount for building a green house, water tank, irrigation system, pumps, and miscellaneous equipment.

Nursery Supplies: This item refers to the amount for seeds, plants, soil, fertilizers, chemicals, nylon sun filter nets (for shade), potting and other miscellaneous supplies. This amount is based on the cost of supplies for the nursery for 2 months (months 11 and 12).

Truck: This item refers to the cost of buying a used pick-up truck.

Office and equipment: These are the costs of operating our offices including telephone services, mail, stationary, acquisition of basic office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Utilities: This is the cost of gas (for the pumps and the truck), electricity, and water to maintain the nursery. This amount is based on 4 months (months 9-12).

Insurance: This item refers to the amount of money required in order for El Palenque to insure its equipment, truck and nursery inventory. This amount is based on $300 per month for 4 months (months 9-12)

Professional Fees: This item refers to all legal services and accounting fees associated with the ongoing SEC filing requirements, as well as the cost of incorporating and maintaining the Mexican subsidiary corporation.

As of November 1, 2006, we had approximately $50,000 cash. For preparing this prospectus, it is estimated that we will need to spend approximately $12,012. All offering expenses will be paid from the cash on hand.

During the first year of operations, the 12 month period from the date of this prospectus, we will concentrate on finding the required investment capital, apply to get its common stock listed on a national exchange, locate land to lease, make the necessary improvements, source the required nursery supplies, and commence with production of our products to sell to the public.

It is estimated that it will take six months from the close of this offering in order to raise the money and find and lease suitable land. We estimate that we will not be able to generate significant revenues from nursery sales within the first year.

Milestones to Implement our Business

Here is an outline of how the 12-month period is planned. We are planning to raise $73,000 with no minimum amount to be raised, the funds will be immediately available to us for use in implementing our business plan.

Months 1-6:

  Raise Money
  Locate suitable land
  Incorporate the Mexican subsidiary company.

Months 6-7:

  Lease the land. Land will be 2 hectares and should be approx. $2,000 per month.
  Permits - Need to obtain the Licencia de Fomento Hortila y Ornamental given by the department of agriculture.
  Look for employees to start work for month 8. Need to have them registered in the government's social security system.

Months 8-10:

  Start of employees - 1 night security, 1 day-time administrator, and 2 day time workers.
  Complete land improvements. Will consist of building a small office with some parking. This office will be used by the office administrator and for clients to come to.
  We will need to have a large water depository tank with two pumps, one electric and one gas (the gas pump is the back-up if the electricity goes down). This tank will be the source for water that will flow through the irrigation and sprinkler system to supply the plants with the necessary moisture.
  We will construct a reproduction area that is covered with netting. This area will use special netting as needed; some netting will provide special ultraviolet protection, while other netting will allow more moisture. In any case the netting will be customized according to the required sun and water exposures as needed. This is the area for the seedlings to reproduce with the netting giving the protection from the direct sun and excessive rain. This allows the plants to grow from seedlings to when they can be moved to the main growing area.
  We will construct an irrigation and sprinkler system. We will have a large open water tank that will have an electric and a gas pump, so that we always have access to at least one pump, so as not to be dependent on either electric and gas power sources. We will have a pipe system that will supply water as needed to the large growing area. This irrigation system will be on a closed loop so that the water pressure is constant and there will be exits every 10-15 feet or as needed to be able to control the water supply and quantity to what ever parts of the growing areas as needed. This will be constructed with ready available materials, such as PVC pipes. This growing area will occupy approximately 80-90% of the land. The growing area will be customized to handle are 3 lines of plants; short-term, medium-term, and long-term plants, as each has specific requirements.

Months 10-12

  Month 10 is when we expect to actually to be able to start to produce our products.
  We are planning to grow a range of plants and are classified by their growing times:

Short-term Plants

  These are plants that will grow in a period of 1-4 months.
  These consist of the edible organic herbs, plants such as roses, orchids, passion flowers, gardenia, tulips etc.
  Seasonal plants such as poinsettias.

Mid-term Plants

  These are plants that are grown in a period of 5-12 months.
  Types of plants are decorative malanga (a tuber similar to a sweet potato), decorative yucca, iris, and bougainvillea.

Long-term Plants

  These are plants that are grown in a period of one year or more.
  Ficus, palms and oleanders.
  Fruit trees including orange, mandarin, avocado, grapefruit, guava, cacao and lime.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays acquisition of the property for our nursery, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the general operating costs for the next 12 months, fund the completion of this offering, and apply for an exchange listing.

To meet our needs for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, it will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we do not raise all of the money we need from this offering to proceed with the implementation of our business plan, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from either our officers or other persons. Equity financing could result in additional dilution to existing shareholders.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and El Palenque. During the first year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash from either the money that we raise from this offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the term covered by this prospectus. There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares. If we are successful the money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

Our directors have agreed to advance funds as needed until the public offering is completed or failed. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $20,000 through the sale of common stock to Francisco Mendez, who purchased 1,000,000 shares of common stock at $0.005 on June 30, 2006, 500,000 shares of common stock at $0.01 on August 1, 2006, and Yosbani Mendez, who purchased 1,000,000 shares of common stock at $0.01 on August 1, 2006. In October 2006 we received $37,000 from 18 unrelated shareholders who purchased 925,000 shares of our common stock at $0.04 per share. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (June 21, 2006) through the year ended September 30, 2006 report no revenues and a net loss of $2,631.

Critical Accounting Policies

Basis of Presentation

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

Fiscal Periods

The Company's fiscal year-end is September 30.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Fair Value of Financial Instruments and Derivative Financial Instruments The Company has adopted Statement of Financial Accounting Standards ("SFAS") Number 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments." The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item.

Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

Segmented Reporting

SFAS Number 131, "Disclosure About Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company presently operates only in Mexico.

Federal Income Taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Earnings (Loss) per Share

The Company has adopted Financial Accounting Standards Board ("FASB") Statement Number 128, "Earnings per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

Stock-Based Compensation

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment", which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees' requisite service period (generally the vesting period of the equity grant). The Company accounts for share-based payments to non-employees, in accordance with SFAS 123 (as originally issued) and Emerging Issues Task force Issue No 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

Comprehensive Income (Loss)

SFAS No. 130, "Reporting Comprehensive Income", established standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. From inception (June 21, 2006) to September 30, 2006, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss from inception (June 21, 2006) to September 30, 2006.

The Company has no revenues from inception (June 21, 2006) to September 30, 2006 and has paid expenses of $2,631 during the same period.

In accordance with FASB/ FAS 142 option 12, paragraph 11 "Intangible Assets Subject to Amortization", a recognized intangible asset shall be amortized over its useful life to the reporting entity unless that life is determined to be indefinite. If an intangible asset has been has a finite useful life, but the precise length of that life is not known, that intangible asset shall be amortized over the best estimate of its useful life. The method of amortization shall reflect the pattern in which the economic benefits of the intangible assets are consumed or otherwise used up. If that pattern cannot be reliable determined, a straight-line amortization method shall be used. An intangible asset shall not be written down or off in the period of acquisition unless it becomes impaired during that period.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will consist of plant sales income and will be recognized only when all of the following criteria have been met:

(i) Persuasive evidence for an agreement exists;

(ii) Delivery has occurred;

(iii) The fee is fixed or determinable; and

(iv) Revenue is reasonably assured.

Description of Property

The Company currently uses the home office premises of Francisco Mendez, a director of the Company, on a rent free basis. The premises are located at Tabasco #10, Colonia Maraillas, Cuernavaca, Morelos, Mexico 62320. The premises include an answering machine, fax machine and a computer system. The Company intends to use these premises until we are able to lease the property for the nursery at which time we will utilize an onsite office. The mailing address for the Company is 8567 Coral Way, Suite 198, Miami, FL 33155. We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

Certain Relationships and Related Transactions

The principal executive office and telephone number are provided by Francisco Mendez, an officer and director of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

Mr. Francisco Mendez and Mr. Yosbani Mendez, the officers and directors will not be paid for any underwriting services that they perform on our behalf with respect to this SB-2 offering.

We received our initial funding of $20,000 through the sale of common stock to Francisco Mendez who purchased 1,000,000 shares of common stock at $0.005 on June 30, 2006, 500,000 shares of common stock at $0.01 on August

1, 2006, and Yosbani Mendez who purchase 1,000,000 shares of common stock at $0.01 on August 1, 2006. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by officers and directors of the Company. (See "Principal Stockholders".)

Market for Common Equity and Related Stockholder Matters

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus El Palenque Vivero had 20 shareholders of record. We have paid no cash dividends and have no outstanding options.

We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between El Palenque Vivero, and anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

- contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions;

- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

                            - the bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

Executive Compensation

Our current officers receive no compensation. The current Board of Directors is comprised of Mr. Francisco Mendez and Mr. Yosbani Mendez.

Summary Compensation Table
Name &	Year	Salary	Bonus	Other	Restricted	Options	LTIP	All other
principle		($)	($)	annual	stock	SARs	Payouts	compen-
position				compen-	awards	($)	($)	sation($)
				sation($)
F. Mendez	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President
Y. Mendez	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President

There are no current employment agreements between the Company and its executive officers.

We received our initial funding of $20,000 through the sale of common stock to Francisco Mendez who purchased 1,000,000 shares of common stock at $0.005 on June 30, 2006, 500,000 shares of common stock at $0.01 on August 1, 2006, and Yosbani Mendez who purchase 1,000,000 shares of common stock at $0.01 on August 1, 2006. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by officers and directors of the Company. (See "Principal Stockholders".)

The terms of these stock issuances were as fair to the Company, in the opinion of the board of directors as could have been made with an unaffiliated third party.

Francisco Mendez, the President and Director of the Company, currently devotes approximately 6 - 12 hours per week to Company matters. Yosbani Mendez, our Secretary and Director, currently devotes approximately 4 - 8 hours per week to Company matters. After receiving funding per our business plan Mr. Francisco Mendez intends to devote 30% of his time (12 hours per week) to manage the affairs of the Company. Mr. Yosbani Mendez intends to devote 20% (8 hours per week) of his time to manage the affairs of the Company.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Financial Statements

The audited financial statements of El Palenque Vivero, Inc. for the year ended September 30, 2006 and related notes which are included in this offering have been examined by Moore & Associates, Chartered Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

Changes in and Disagreements with Accountants and Financial Disclosure

None.

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

                             PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

El Palenque Vivero Inc. (A Development Stage Company) Las Vegas, Nevada

We have audited the accompanying balance sheet of El Palenque Vivero Inc. (A Development Stage Company) as of September 30, 2006, and the related statements of operations, stockholders' equity and cash flows from inception June 21, 2006, through September 30, 2006, and the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of El Palenque Vivero Inc (A Development Stage Company) as of September 30, 2006 and the results of its operations and its cash flows from inception June 21, 2006, through September 30, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company's net losses and accumulated deficit of $2,631 as of September 30, 2006 raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

November 1, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

EL PALENQUE VIVERO, INC.

(A Development Stage Company)

Notes to Financial Statements September 30, 2006

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

El Palenque Vivero, Inc. (the "Company") was incorporated in the State of Nevada on June 21, 2006. The Company was originally incorporated as El Palenque Nercery, Inc. and changed its name to El Palenque Vivero, Inc. on June 30, 2006. It is based in Cuernavaca, Morelos Mexico.

The Company is a development stage company that intends to open and operate a plant nursery in the state of Morelos, Mexico. To date, the Company's activities have been limited to its formation and the raising of equity capital. At present, management is devoting most of their activities to getting an SB-2 Registration Statement declared effective.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

b. Fiscal Periods

The Company's fiscal year end is September 30.

c. Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d. Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

e. Fair Value of Financial Instruments and Derivative Financial Instruments The Company has adopted Statement of Financial Accounting Standards ("SFAS") Number 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments." The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item. Certain fair value estimates may

EL PALENQUE VIVERO, INC.

(A Development Stage Company)

Notes to Financial Statements September 30, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

f. Segmented Reporting

SFAS Number 131, "Disclosure About Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The company presently operates only in Mexico.

g. Federal Income Taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

h. Earnings (Loss) per Share

The Company has adopted Financial Accounting Standards Board ("FASB") Statement Number 128, "Earnings per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings

(loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

i. Foreign Currency Transactions

The Company's functional and reporting currency is the U.S. Dollar. All transactions initiated in other currencies are translated to U.S. Dollars in accordance with SFAS No. 52 as follows:

EL PALENQUE VIVERO, INC.

(A Development Stage Company)

Notes to Financial Statements September 30, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(i) Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date;

(ii) All other assets and liabilities at historical rates; and

(iii) Revenue and expense items at the average rate of exchange prevailing during the year.

Exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholders' equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

No significant realized exchange gains or losses were recorded from inception (June

21, 2006) to September 30, 2006.

j. Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during the reported fiscal period.

k. Stock-Based Compensation

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment", which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees' requisite service period (generally the vesting period of the equity grant). The Company accounts for share-based payments to non-employees, in accordance with SFAS 123 (as originally issued) and Emerging Issues Task force Issue No 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

l. Comprehensive Income (Loss)

SFAS No. 130, "Reporting Comprehensive Income", established standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. From inception (June 21, 2006) to September

30, 2006, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss from inception (June 21, 2006) to September 30,

2006.

The Company has no revenues from inception (June 21, 2006) to September 30, 2006 and has paid expenses of $2,631 during the same period.

EL PALENQUE VIVERO, INC.

(A Development Stage Company)

Notes to Financial Statements September 30, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In accordance with FASB/ FAS 142 option 12, paragraph 11 "Intangible Assets Subject to Amortization", a recognized intangible asset shall be amortized over its useful life to the reporting entity unless that life is determined to be indefinite. If an intangible asset has been has a finite useful life, but the precise length of that life is not known, that intangible asset shall be amortized over the best estimate of its useful life. The method of amortization shall reflect the pattern in which the economic benefits of the intangible assets are consumed or otherwise used up. If that pattern cannot be reliable determined, a straight-line amortization method shall be used. An intangible asset shall not be written down or off in the period of acquisition unless it becomes impaired during that period.

m. Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will consist of plant sales income and will be recognized only when all of the following criteria have been met:

(i) Persuasive evidence for an agreement exists;

(ii) Delivery has occurred;

(iii) The fee is fixed or determinable; and

(iv) Revenue is reasonably assured.

NOTE 3 - CAPITAL STOCK

a) Authorized Stock:

The Company has authorized 100,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

The Company has also authorized 100,000,000 preferred shares with a par value of

$0.001 per share.

b) Share Issuance:

Since the inception of the Company (June 21, 2006) to September 30, 2006, the Company issued 1,000,000 common shares at $0.005 per share and 1,500,000 common shares at $0.01 per share for total proceeds of $20,000 being $2,500 for par value shares and $17,500 for additional paid in capital. These shares were issued to directors and officers of the Company.

EL PALENQUE VIVERO, INC.

(A Development Stage Company)

Notes to Financial Statements September 30, 2006

NOTE 3 - CAPITAL STOCK (continued)

Subsequent to September 30, 2006 the Company issued 925,000 common shares at $0.04 per share for total cash proceeds of $37,000 being $925 for par value shares and $36,075 for additional paid in capital. These shares were sold to 18 independent individuals.

There are no preferred shares outstanding. The Company has issued no authorized preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 4 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at September 30, 2006, the Company has a loss from operations of $2,631, an accumulated deficit of $2,631, and working capital of $17,369 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2007.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

In response to these problems, management has planned the following action:

* The Company is planning to file an SB-2 Registration Statement with the United States Securities Exchange Commission to offer up to 1,825,000 common shares at $0.04 per share for gross proceeds of up to $73,000.

* Management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

EL PALENQUE VIVERO, INC.

(A Development Stage Company)

Notes to Financial Statements September 30, 2006

NOTE 5 - INCOME TAXES

The Company has incurred operating losses of $2,631, which, if utilized, will expire in 2026. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been off set by a valuation allowance.

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be "more likely than not," a valuation allowance is provided to reduce the recorded tax benefits from such assets.

NOTE 6 - NEW ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent accounting standards SFAS 155-158 and their effect on the Company.

FASB Statements:

FAS 155, Accounting for Certain Hybrid Financial Instruments.

FAS 156, Accounting for Servicing of Financial Assets.

FAS 157, Fair Value Measurements.

FAS 158, Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans

The adoption of these new Statements is not expected to have a material effect on the

Company's current financial position, results or operations, or cash flows.

Dealer Prospectus Delivery Obligation

"Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."